SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)—August 30, 2006

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 30, 2006, Lockheed Martin Corporation (the “Company”) issued $1,079,230,000 of its aggregate principal amount new 6.15% Notes due 2036 (the “New Notes”). The New Notes were issued in exchange for a portion of the Company’s outstanding debt securities listed in the table below (the “Old Notes”), and cash consideration of $342,811,505.63. Exchanging holders also received a cash payment representing accrued and unpaid interest on the Old Notes.

The table below identifies the aggregate principal amount of each series of Old Notes validly tendered, not withdrawn and exchanged in the exchange offer.

Series of Old Notes	Aggregate Principal Amount of Old Notes Tendered and not Withdrawn	Acceptance Priority Level	Aggregate Principal Amount of Old Notes Exchanged
8.50% Debentures due 2029	$933,653,000	1	$933,653,000
8 3/8% Senior Debentures due 2024 (as successor in interest to Loral Corporation)	$48,767,000	2	$48,767,000
8 3/8% Senior Debentures due 2023 (as successor in interest to Loral Corporation)	$96,810,000	3	$96,810,000

Based on the amount of old notes tendered in exchange for New Notes and in accordance with the terms of the exchange offer, the Company accepted, without proration, all of the Old Notes tendered and not withdrawn from Acceptance Priority Levels 1 through 3.

The exchange offer was effected pursuant to an offer to exchange commenced by the Company on July 31, 2006. Participation in the exchanges was limited to (1) holders who have certified certain matters to Lockheed Martin, including their status as “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”), or (2) outside the United States, to holders of Old Notes who are non-U.S. persons in compliance with Regulation S under the Securities Act. The New Notes have not been registered under the Securities Act or any state securities laws.

The terms of the New Notes are governed by the Indenture, dated as of August 30, 2006, between the Company and The Bank of New York, as trustee (the “Trustee”) and represented by global notes executed by the Company and dated as of August 30, 2006. The Indenture, including the form of New Note, is filed as exhibit 99.1. The New Notes are the Company’s senior unsecured obligations and rank on a parity with all of the Company’s other unsecured and unsubordinated indebtedness. The New Notes will mature on September 1, 2036. The New Notes will bear interest at a rate of 6.15% per annum and will be payable semi-annually in arrears on March 1 and September 1 of each year starting March 1, 2007. The Company may redeem all or any part of the New Notes at a redemption price equal to the greater of (i) 100% of the principal amount of the New Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of interest on, the New Notes to be redeemed (not including any interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the treasury rate plus 20 basis points.

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The New Notes have not been registered under the Securities Act or any state securities laws. In connection with the Company’s issuance of the New Notes, the Company and the dealer managers entered into a registration rights agreement. Under that agreement, the Company agreed, among other things, to (i) file a registration statement with the Securities and Exchange Commission for an exchange offer in which the Company would offer to exchange the New Notes for substantially identical notes that would be registered under the Securities Act, and (ii) use its reasonable best efforts to cause the that registration statement to become effective. The Company also agreed that under certain circumstances it would file a shelf registration statement with the SEC covering resales by holders of the New Notes in lieu of the registered exchange offer.

The foregoing descriptions of the Indenture and the New Notes are qualified in their entirety by reference to the Indenture which is filed and incorporated by reference as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Indenture dated as of August 30, 2006 for 6.15% Notes dues 2036.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By:	/s/ David A. Dedman

David A. Dedman Associate General Counsel

August 30, 2006

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Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Indenture dated as of August 30, 2006.

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